UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2022

SCOPUS BIOPHARMA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39788	82-1248020
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue, Suite 300

New York, New York 10170

(Address of principal executive offices)

(212) 479-2513

(Registrant’s telephone number, including area code)

 N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SCPS	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 3, 2022, Scopus BioPharma Inc. (the “Company”) received a deficiency notification letter from the Listing Qualifications Staff of the Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company is not in compliance with Nasdaq Listing Rule 5450(b)(2)(C) requiring listed securities to maintain a minimum Market Value of Publicly Held Shares (“MVPHS”) of $15,000,000 (the “MVPHS Requirement”).

The Company has 180 calendars days, expiring August 30, 2022, to regain compliance with the MVPHS Requirement. If the Company maintains a MVPHS at or greater than $15,000,000 for a minimum of ten consecutive business days, it will regain compliance. If the Company does not regain compliance within 180 calendar days, it will receive a written notification from Nasdaq that its securities are subject to delisting, and may have the opportunity to transfer its listing to The Nasdaq Capital Market (“Capital Market”) if it meets the Capital Market’s continued listing requirements and pays the applicable fee. The Company intends to monitor its MVPHS and may, if appropriate, consider implementing available options to regain compliance with the MVPHS Requirement. There can be no assurance that the Company will be able to regain compliance with the MVPHS Requirement or maintain compliance if the Company regains compliance.

This Current Report on Form 8-K is filed to satisfy the obligation under Nasdaq Listing Rule 5810(b) and Item 3.01(a) of Form 8-K that the Company publicly disclose the deficiency within four (4) business days after the date of the deficiency letter.

Item 8.01 Other Events.

As previously disclosed, the Company regularly monitors the impact on the Company of COVID-19, including the impact on timing and/or costs relating to research and development and clinical efforts. The pandemic, including related constraints on mobility and travel, continues to cause delays in enrollment in the existing investigator-sponsored clinical study for CpG-STAT3siRNA. On March 2, 2022, the clinical study sponsor publicly updated to May 2022 the possible start date for enrollment. The Company is engaged in ongoing discussions with the sponsor to obtain greater visibility as to such date. As a result of the number of patient visits necessary in the clinical study and pandemic-associated constraints on mobility and travel, the sponsor has been evaluating the applicable protocol with a view to reducing and/or more closely concentrating patient visits. As also previously disclosed, the Company continually evaluates its development program emphasis and prioritization and has been committing greater resources to its immuno-oncology programs. Accordingly, the Company has engaged in discussions with third parties about possible changes in commitment of resources to programs not related to the Company’s core immuno-oncology development programs. The Company also continues to refine, update and enhance its immuno-oncology pipeline and targeted indications, including prioritizing solid tumor indications.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCOPUS BIOPHARMA INC.

Dated: March 4, 2022	By:	/s/ Joshua R. Lamstein
Joshua R. Lamstein
Chairman